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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IMRS Inc. for the registration of 514,585 shares of its common stock and to the incorporation by reference therein of our report dated July 22, 1994, except for Note K, as to which the date is September 27, 1994, with respect to the consolidated financial statements and schedules of IMRS Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1994 filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG, LLP
                                            ----------------------------------
                                            ERNST & YOUNG, LLP


Stamford, Connecticut
December 19, 1994